AMENDMENT TO
                        NONEMPLOYEE OFFICER AND DIRECTOR
                               STOCK OPTION PLAN

     The  Nichols  Research  Corporation  Nonemployee  Officer and Director

Stock  Option  Plan  is  hereby  amended  to  provide  that notwithstanding anything to the contrary, the Plan shall be administered  by a committee of not  less  than  two  members  and  that  all  committee  members shall  be disinterested  directors  as  that  term is defined under Rule  16(b-3)  as adopted by the Securities and Exchange Commission.  This Amendment shall be effective May 1, 1991.

     In all other respects, the Plan as previously amended, shall remain in full force and effect according to its terms and conditions.


                              NICHOLS RESEARCH CORPORATION


                                   Chris H. Horgen
                              By:_________________________________
                                   Chris H. Horgen
                                   Its Chief Executive Officer

                                 AMENDMENT TWO
                                     TO THE
                          NICHOLS RESEARCH CORPORATION
              NON-EMPLOYEE OFFICER AND DIRECTOR STOCK OPTION PLAN

     Pursuant to Section 8 of the Nichols Research Corporation Non-Employee

Officer  and  Director Stock Option Plan  (the  "Plan"),  Nichols  Research

Corporation (the "Company"), hereby amends the Plan as follows:

     1.   Subject to approval by the shareholders of the Company, effective

September 1, 1993,  the  last  sentence  of Section 2 of the Plan is hereby deleted in its entirety and the following  new  sentence  is substituted in its place:

          Options may not be granted under the Plan after October 24, 2003; provided, however, that all options outstanding as of that date shall remain or become exercisable pursuant to their terms and terms of the Plan.

     2.   Subject to approval by the shareholders of the Company, effective

September  1,  1993,  subparagraph(g)  of  Section  8 of the Plan is hereby deleted in its entirety and the following new subparagraph  is  substituted in its place:

          (g) permit the granting of options under the Plan after October 24, 2003.

     Except  as  amended  above,  the  Plan  shall remain in full force and effect according to its terms and provisions.

     Done this the 25th day of August, 1993.

                              NICHOLS RESEARCH CORPORATION


                                        Chris H. Horgen
                              By:__________________________________
                                   Its Chief Executive Officer

                                AMENDMENT THREE
                                     TO THE
                          NICHOLS RESEARCH CORPORATION
              NON-EMPLOYEE OFFICER AND DIRECTOR STOCK OPTION PLAN

     Pursuant to Section 8 of the Nichols Research Corporation Non-Employee

Officer  and  Director  Stock  Option Plan (the "Plan"),  Nichols  Research

Corporation (the "Company"), hereby amends the Plan as follows:

     1.   Subject to approval by the shareholders of the Company, effective

November 1, 1996, the first paragraph  of  Section  3 of the Plan is hereby deleted in its entirety and the following new paragraph  is  substituted in its place:

          The Plan shall be administered by a committee (the "Committee") composed of the entire Board of Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors. For this purpose, the term "Non-Employee Director" shall mean a person who is a member of the Company's Board of Directors who
     (a) is not currently an officer or employee of the Company or any parent or subsidiary of the Company, (b) does not directly or indirectly receive compensation for serving as a consultant or in any other non-director capacity from the Company or any parent or subsidiary of the Company that exceeds the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 ("Regulation S-K"), (c) does not possess an interest in any other transaction with the Company or any parent or subsidiary of the Company for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (d) is not engaged in a business relationship with the Company or any parent or subsidiary of the Company which would be disclosable under Item 404(b) of Regulation S-K. In the event the Committee is a committee composed of two or more Non-Employee Directors, the Board of Directors may from time to time remove members from, add members to, and fill vacancies, on the Committee. A member of the Committee shall be eligible to participate in the Plan and receive options under the Plan.

     2.   Subject to approval by the shareholders of the Company, effective

November 1, 1996, the fourth sentence  of  Section  4 of the Plan is hereby deleted in its entirety.

     3.   Subject to approval by the shareholders of the Company, effective

November 1, 1996, Section 8 of the Plan is hereby deleted  in  its entirety and the following new Section 8 is substituted in its place:

          8.   AMENDMENT OF THE PLAN.

               The Board of Directors, insofar as permitted by law, shall have the right from time to time with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that without approval of the shareholders of the Company, no such revision or amendment shall: (a) increase the maximum number of shares which may be subject to the Plan, (b) decrease the price at which options may be granted, or (c) remove the administration of the Plan from the Committee.

     Except  as  amended  above, the Plan shall remain in  full  force  and effect according to its terms and provisions.

     Done this the 14th day of November, 1996.

                              NICHOLS RESEARCH CORPORATION


                                       Chris H. Horgen
                              By:__________________________________
                                   Its Chief Executive Officer

                          AMENDMENT FOUR
                              TO THE
                   NICHOLS RESEARCH CORPORATION
        NON-EMPLOYEE OFFICER AND DIRECTOR STOCK OPTION PLAN

     Pursuant to Section 8 of the Nichols Research Corporation Non-Employee

Officer  and  Director  Stock  Option  Plan  (the "Plan"), Nichols Research

Corporation (the "Company"), hereby amends the Plan as follows:

     1.   Effective September 1, 1997, Section  6(d)  of the Plan is hereby deleted in its entirety and the following new Section 6(d)  is  substituted in its place:

          (d) MEDIUM OF PAYMENT. The option recipient may pay the option price in cash, by means of unrestricted shares of the Company's Common Stock, or in any combination thereof. Notwithstanding the foregoing, shares of the Company's Common Stock may be used to exercise an option only if the number of shares for which the option is then being exercised is at least five hundred (500) shares. The option recipient must pay for shares received pursuant to an option exercise on or before the date of such exercise. Payment in currency or by check, bank draft, cashier's check, or postal money order shall be considered payment in cash. In the event of payment in the Company's Common Stock, the shares used in payment of the option price shall be taken at the Fair Market Value of such shares on the date they are tendered to the Company. The shares purchased upon exercise of an option with shares of the Company's Common Stock owned by the option recipient may not be sold, exchanged, pledged or otherwise transferred during the one (1) year period following such purchase and shall bear the following restrictive legend:

          The shares represented by this certificate were acquired with shares of Nichols Research Corporation common stock and, therefore, pursuant to the terms of
          Section 6(d) of the Nichols Research Corporation Non-Employee Officer and Director Stock Option Plan, may not be sold, exchanged, pledged or otherwise transferred during the one (1) year period commencing on the date shown on the face of this certificate.

     Except  as  amended  above,  the Plan shall remain in full  force  and effect according to its terms and provisions.

     Done this the 15th day of  May, 1997.

                              NICHOLS RESEARCH CORPORATION


                                    Chris H. Horgen
                              By:__________________________________
                                   Its Chief Executive Officer